EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 190

We consent to the use of our report dated April 12, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 190, comprising Nuveen NWQ Diversified Income Portfolio, 2Q 2017, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-216335) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG  LLP

KPMG LLP

Chicago, Illinois

April 12, 2017